Exhibit 10.1 (a)

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

REPUBLIC AIRWAYS HOLDINGS INC.

2002 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made as of ____________, 200_, by and between Republic Airways Holdings Inc., a Delaware corporation (the “Company”), and ___________ (the “Executive”).

W I T N E S S E T H:

WHEREAS, pursuant to the Company’s 2002 Equity Incentive Plan (the “Plan”), the Company desires to award the Executive, and the Executive desires to accept, restricted shares covering _______ shares of the Company’s common stock, $.001 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1.  Award. The Company has awarded to the Executive restricted shares covering ________ shares of the Common Stock (the “Shares”) at a purchase price per share of $.001 par value. The Executive shall pay the aggregate purchase price of $______ in cash on the date of execution of this Agreement.

2.  Vesting of Shares. The Shares will become vested in twelve equal monthly installments beginning __________, 200_, and on the last day of each month thereafter, subject to the Executive’s continuous employment with the Company Group (as defined in the Plan). Notwithstanding the preceding sentence, the Shares shall immediately become fully vested upon the occurrence of (i) a Change in Control (as defined in the Plan) of the Company or (ii) the termination of the Executive’s employment or other service by the Company Group (as defined in the Plan) other than for Cause (as defined in the Plan).

3.  Effect of Termination of Employment or other Service. Upon the termination of the Executive’s employment or other service for any reason (or no reason) other than as described in Section 2 above (including, without limitation, death or Disability (as defined in the Plan)), any Share which has not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be cancelled.

4.  Dividends and Voting Rights. No dividend will be payable on unvested Shares; however, the Executive will be credited with dividend equivalents equal to the amount or value of the dividends that would have been paid on the unvested Shares if they were vested. The dividend equivalents, if any, will be credited to a bookkeeping account in the name of the Executive. Unless the Committee (as defined in the Plan), acting in its discretion before a dividend is paid, determines otherwise, the amount of the dividend equivalent will be credited in the form of a restricted share of Common Stock, the number of which will be equal to the quotient rounded to the nearest whole number of (a) the total amount of the dividend that would have been paid on the Executive’s unvested Shares, divided by (b) the closing price per share of Common Stock the NASDAQ Global Select Market on the dividend payment date. The “dividend equivalent” restricted shares will be subject to substantially the same vesting, forfeiture and other terms and conditions applicable to the corresponding unvested Shares. The Executive will be entitled to exercise voting rights with respect to the unvested Shares.

5.  Issuance of Shares. The Executive is the record owner of the Shares on the Company’s books, subject to the restrictions and conditions set forth in this Agreement. By executing this Agreement, the Executive expressly authorizes the Company to cancel, reacquire, retire or retain, at its election, any unvested Shares if and when they are forfeited in accordance with this Agreement. The Executive will execute and deliver such other documents and take such other actions, if any, as the Company may reasonably request in order to evidence such action with respect to any unvested Shares that are forfeited. If a stock certificate for the Shares is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the Shares represented by the certificate, and the Committee may require that any or all such certificates be held in custody by the Company until the applicable restriction have lapsed.

6.  Lapse of Restrictions. If, as and when Shares become vested, and subject to the satisfaction of applicable withholding and other legal requirements, the vested Shares will no longer be subject to the transfer restrictions contained in this Agreement and the Company’s books will be updated accordingly. All the legends shall be removed from the stock certificates of the shares of Common Stock covered by the Shares at the time of delivery except as otherwise required by applicable law.

7.  Adjustments Upon Changes in Capitalization. Upon a Change in Capitalization (as defined in the Plan), an equitable substitution or adjustment may be made in the kind and/or number of Shares subject to the restricted stock award as may be determined by the Committee, in its sole discretion. Any fractional share resulting from such adjustment shall be disregarded, and such Shares shall cover only the number of full shares resulting from the adjustment.

8.  Tax Withholding. By executing this Agreement, the Executive authorizes the Company to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares) due to the Executive the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Shares in whole or in part; provided, however, that the value of the Shares and/or cash withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may condition the issuance of a certificate or other evidence of ownership for vested Shares upon the Executive’s payment of cash to the Company or making other arrangements satisfactory to the Committee for the payment of such withholding obligation.

9.  No Employment or other Service Rights. Nothing contained in this Agreement shall confer upon the Executive any right with respect to the continuation of the Executive’s employment or other service with the Company Group, or interfere in any way with the right of the Company Group to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Executive’s employment or other service with the Company Group.

10.  Provisions of the Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. The Executive acknowledges receipt of a copy of the Plan prior to execution of this Agreement. The applicable provisions of the Plan shall govern in any situation where this Agreement is silent or where the applicable provisions of this Agreement are contrary to or not reconcilable with such Plan provisions.

11.  Compliance with Law. The issuance and delivery of Shares under the Plan shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. All certificates for shares of Common Stock delivered hereunder shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

12.  Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended, except as provided in the Plan, other than by a written instrument executed by the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	Name:
Title:

[Name of Executive]